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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF CEPHALON, INC.



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
                                                                           Place of           PERCENTAGE
                                NAME                                     Incorporation         Ownership
--------------------------------------------------------------------  -------------------  -----------------

Cephalon Development Corporation....................................       Delaware                     100%
Cephalon Investments, Inc...........................................       Delaware                     100%
Cephalon Technology, Inc............................................       Delaware                     100%
Cephalon International Holdings, Inc................................       Delaware                     100%
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